Exhibit 11

                             INSIGNIA SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                  Three Months Ended               Nine Months Ended
                                                     September 30                    September 30
                                             ---------------------------     ---------------------------
                                                 1997            1996            1997            1996
                                             -----------     -----------     -----------     -----------
PRIMARY:

    Average shares outstanding                 6,860,080       5,403,858       6,775,062       5,403,544

    Net effective of dilutive stock
      options--based on treasury stock
      method using average market price                0               0               0               0
                                             -----------     -----------     -----------     -----------

         TOTAL                                 6,860,080       5,403,858       6,775,062       5,403,544
                                             ===========     ===========     ===========     ===========

Net Income (Loss)                            $(1,194,710)    $  (196,052)    $ 1,288,341)    $  (379,370)
                                             ===========     ===========     ===========     ===========

Net Income (Loss) per share                  $     (0.19)    $      0.04)    $     (0.18)    $     (0.07)
                                             ===========     ===========     ===========     ===========

FULLY DILUTED:

    Average shares outstanding                 6,860,080       5,403,858       6,775,062       5,403,544

    Net effect of dilutive stock
      options--based on treasury stock
      method using ending market price,
      if higher than average market price              0               0               0               0
                                             -----------     -----------     -----------     -----------

         TOTAL                                 6,860,080        5403,858       6,775,062       5,403,544
                                             ===========     ===========     ===========     ===========

Net Income (Loss)                            $(1,194,710)    $  (196,052)    $(1,288,341)    $  (379,370)
                                             ===========     ===========     ===========     ===========

Net Income (Loss) per share                  $     (0.19)    $     (0.04)    $     (0.18)    $     (0.07)
                                             ===========     ===========     ===========     ===========